UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 12, 2025
Date of Report (date of earliest event reported)
___________________________________
Innventure, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Issuance of Fourth Convertible Debenture
As previously disclosed in the Current Report on Form 8-K filed by Innventure, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on September 16, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), for the issuance and sale by the Company of convertible debentures (the “Convertible Debentures”) issuable in an aggregate principal amount of up to $15,000,000, which Convertible Debentures are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as converted, the “Conversion Shares”). On September 15, 2025, the Company issued a Convertible Debenture to Yorkville with a principal amount of $10,000,000, resulting in gross proceeds to the Company of approximately $7,000,000, representing an original issue discount of 10% and including a concurrent $2,000,000 payment to Yorkville (as described previously).
On November 12, 2025, the Company issued a Convertible Debenture to Yorkville with a principal amount of $5,000,000 (the “Fourth Convertible Debenture”). The Fourth Convertible Debenture will bear interest at an annual rate of 5.0%, unless an event of default occurs and remains uncured, upon which the Fourth Convertible Debenture will bear interest at an annual rate of 18.0%. The Fourth Convertible Debenture will mature on September 15, 2026 (the “Maturity Date”). The Fourth Convertible Debenture resulted in gross proceeds to the Company of approximately $4,500,000 (including the original issue discount of 10%). With respect to the Fourth Convertible Debenture, the Company will not be required to make monthly cash payments unless an Amortization Event (as defined below) has occurred and then the Company will make monthly cash payments each month until the earlier of (i) the entire outstanding amount under the Fourth Convertible Debenture has been repaid or (ii) the Amortization Event ceases, as provided in the Fourth Convertible Debenture. An “Amortization Event” means (i) the daily volume-weighted average price (“VWAP”) of the Company’s Common Stock is lower than the Floor Price (as defined below) for any five of seven consecutive trading days, (ii) the Company has issued in excess of 99% of the Common Stock available under the Exchange Cap (as defined below) or (iii) Yorkville is unable to use the Company’s registration statement on Form S-1 filed with the SEC on October 23, 2025, which registered the resale of at least 12 million Conversion Shares, for a period of 20 consecutive trading days. The monthly cash payments will be in an amount equal to 10% of the original principal amount (or the outstanding principal amount of the Fourth Convertible Debenture if lower than such amount), plus a payment premium of 5% and all accrued and unpaid interest as of the date of such payment. Such Amortization Event payments will commence 15 days following the Amortization Event.
The Fourth Convertible Debenture is convertible at the option of the holder into Common Stock equal to the applicable Conversion Amount (as defined below) divided by the Conversion Price (as defined below). The conversion price for the Fourth Convertible Debenture will be the lower of (i) $7.00 per share of Common Stock (the “Fixed Price”), or (ii) 95% of the lowest daily VWAP of the Common Stock during the five consecutive trading days immediately preceding conversion date or other date of determination (the “Variable Price” and the applicable purchase price, the “Conversion Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Floor Price is $1.16, the price equal to 20% of the Minimum Price of the Common Stock (as calculated pursuant to the rules of the Nasdaq Stock Market). Any portion of the Fourth Convertible Debenture may be converted at any time and from time to time, subject to the Exchange Cap. The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Fourth Convertible Debenture as of such conversion, with fractional shares rounded up (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.
The Company shall not issue any Common Stock upon conversion of the Fourth Convertible Debenture held by Yorkville if the issuance of such Common Stock underlying the Fourth Convertible Debenture would exceed the aggregate number of Common Stock that the Company may issue upon conversion of the Fourth Convertible Debenture in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (the “Exchange Cap”). The Exchange Cap will not apply if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of Common Stock in excess of such amount.
If the VWAP of the Common Stock is less than the Fixed Price, then the Fourth Convertible Debenture provides the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 trading days’ prior written notice to Yorkville, may redeem in cash, in whole or in part, all amounts outstanding under the Fourth Convertible Debenture prior to the Maturity Date. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 10% of the principal amount being redeemed, plus all accrued and unpaid interest as of the date of such redemption.

The foregoing description of the Fourth Convertible Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Fourth Convertible Debenture was, and the Conversion Shares issuable upon conversion of the Fourth Convertible Debenture will be, exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Fourth Convertible Debenture and the Conversion Shares will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
Item 9.01 Exhibits and Financial Statements
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1^	Fourth Convertible Debenture, issued to YA II PN, Ltd., dated November 12, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).
___________
^    Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: November 12, 2025	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer